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Exhibit 23.4

CONSENT OF J.P. MORGAN SECURITIES INC.

    We hereby consent to (i) the use of our opinion letter dated May 15, 2001 to the Board of Directors of Sawtek, Inc. (the "Company") included in Annex B to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company and TriQuint Semiconductor, Inc. and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary of the Joint Proxy Statement/Prospectus—Our reasons for proposing the merger of TriQuint and Sawtek", "The Merger—Background of the merger" and "The Merger—Opinion of JPMorgan H&Q". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.
May 30, 2001

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CONSENT OF J.P. MORGAN SECURITIES INC.